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                                                                    EXHIBIT 10.9


                        FINANCIAL ADVISORY FEE AGREEMENT

     THIS FINANCIAL ADVISORY FEE AGREEMENT (this "Agreement") is entered into as of May __, 1996 by and between ALEX. BROWN & SONS INCORPORATED ("Alex. Brown" or the "Advisor") and PACIFIC GULF PROPERTIES INC., a Maryland corporation (the "Company").

     WHEREAS, Alex. Brown has provided financial advisory services to the Company in connection with the evaluation, analysis and structuring of the Company's proposed public offering of shares of common stock of the Company (the "Offering") and the transactions related thereto, and the Company desires to compensate the Advisor for these services.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

     1. In consideration of the financial advisory services provided by the Advisor to the Company in connection with the evaluation, analysis and structuring of the Offering and the transactions related thereto, the Company shall pay (or cause to be paid) to the Advisor, at the closing of the Offering and in immediately available funds, an aggregate fee of $125,000.

     2. The Company agrees to indemnify and hold harmless the Advisor and each of its directors, officers, agents, employees and controlling persons (within the meaning of the Securities Act of 1933, as amended) from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) (collectively "Liabilities") related to or arising out of the services provided to the Company hereunder, and will reimburse the Advisor and each other person indemnified hereunder for all reasonable legal and other expenses as incurred in connection with investigating or defending any such Liabilities whether or not in connection with pending or threatened litigation in which the Advisor or any of its directors, officers, agents, employees and controlling persons is a party; provided, however, that the Company will not be liable in any such case (except cases arising out of the use of information provided by the Company) for Liabilities that a court of competent jurisdiction shall have found in a final judgment to have arisen primarily from the gross negligence or willful misconduct of the Advisor or the party claiming a right to indemnification.

     In case any proceeding shall be instituted involving any person in respect of whom indemnity may be sought, such person (the "indemnified party") shall promptly notify the Company and the Company, upon the request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified Party to represent the indemnified party and any others the Company may designate in such proceeding and shall pay, as they are incurred, the fees and expenses of such counsel related to such proceedings. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense, except that the Company shall pay, as they are incurred, the fees and expenses of counsel retained by the indemnified party if
(i) the Company and the indemnified party shall have mutually agreed to the retention of such counsel or, (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the indemnified party and representation of both parties by the same
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counsel would be inappropriate, in the reasonable opinion of the indemnified party, due to actual or potential differing interests between them.

     The Company shall not be liable for any settlement of any action or proceeding effected without its prior consent but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the indemnified parties to the extent set forth herein. In addition, the Company will not, without the prior written consent of the Advisor, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Advisor or any indemnified party is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of the Advisor and each other indemnified party hereunder from all liability arising out of such claim, action, suit or proceeding.

     If a claim for indemnification hereunder is determined to be unenforceable by a final judgment of a court of competent jurisdiction, then the Company shall contribute to the aggregate losses, claims, damages or liabilities to which the Advisor or their officers, directors, agents, employees or controlling persons may be subject in such amount as is appropriate to reflect the relative benefits received by each of the Company and the party seeking contribution on the one hand, and the relative faults of the Company and the party seeking contribution on the other, as well as any other relevant equitable considerations, provided, however, that in no event shall the aggregate amount contributed by all indemnified parties exceed the amount of fees actually received by the Advisor pursuant to this Agreement. The relative benefits received or sought to be received by the Company on the one hand and the indemnified parties on the other shall be deemed to be in the same proportion as (a) the total value of the transactions with respect to which the Advisor have provided services hereunder bears to (b) the fees paid or payable to the Advisor hereunder.

     The indemnification provided herein shall survive closing of the Offering and shall be binding upon any successors or assigns of the Company.

     3. Nothing contained in this Agreement shall limit in any way any rights or obligations of the parties hereto under any other agreement.





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     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed on their behalf as of the date first set forth above.


                                        ALEX. BROWN & SONS INCORPORATED



                                        By:
                                        --------------------------------
                                        William G. Byrnes
                                        Managing Director


                                        PACIFIC GULF PROPERTIES INC.


                                        By:
                                        --------------------------------
                                        Glenn L. Carpenter
                                        Chairman, President and
                                        Chief Executive Officer





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